UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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October 18, 2018

Remarks by InfraREIT

Please find below Management’s remarks issued in conjunction with the Supplemental Slides entitled “InfraREIT Agrees to Acquisition by Oncor” posted to InfraREIT’s website earlier this morning on October 18, 2018.

Please take note of certain language contained in the Safe Harbor statements on slide 1 of the Supplemental Slides. The Company cautions that certain statements made as part of these remarks below are forward-looking and are subject to various risks and uncertainties. Actual results may differ materially from our projections and expectations. These risks and uncertainties are discussed in our reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements represent its outlook only as of today. InfraREIT disclaims any obligation to update these statements except as may be required by law.

This morning’s remarks focus on the announcements that were made early today. We have signed a definitive agreement to be acquired by Oncor Electric Delivery Company LLC (“Oncor”) for $21.00 per share in cash. The transaction is valued at approximately $1.275 billion. Also, Oncor will assume our net debt, which was approximately $940 million as of June 30, 2018.

Additionally, we entered into an agreement with Sharyland Utilities, L.P. (“Sharyland”) to exchange, prior to Oncor’s acquisition, our South Texas assets for Sharyland’s assets outside of South Texas, as well as an agreement with Hunt Consolidated, Inc. and certain of its affiliates (collectively, “Hunt”) to terminate the management agreement, the development agreement and the leases with Sharyland. In our remarks today, we will focus on the details of these agreements as well as the process between now and closing. We will also discuss the strategic rationale behind these actions.

In summary, this transaction is the result of a comprehensive review of De-REIT alternatives undertaken by our Board of Directors and Conflicts Committee, supported by the Conflicts Committee’s external advisors. We believe our acquisition by Oncor, a highly-regarded utility in Texas and the operator of the largest transmission and distribution system in the state, is in the best interest of our stockholders and benefits all stakeholders.

October 18, 2018

As reflected on slide 2 of the Supplemental slides, we announced that InfraREIT and Oncor have entered into an agreement in which Oncor will purchase InfraREIT for $21.00 per share in cash and will assume InfraREIT’s net debt, which was approximately $940 million as of June 30, 2018. The $21.00 per share price represents an 18 percent premium to InfraREIT’s unaffected share price on January 12, 2018 of $17.79. This was the last trading day before Hunt announced it was pursuing alternative arrangements between itself and InfraREIT. In total equity consideration, this transaction is valued at approximately $1.275 billion.

As a condition to Oncor’s acquisition of InfraREIT, our subsidiary, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), also signed an agreement with our tenant, Sharyland, to exchange our South Texas assets for Sharyland’s Golden Spread Project located in the Texas Panhandle and certain other assets, including Sharyland’s right to participate in the Lubbock Power & Light interconnection (“LP&L Project”). This asset exchange will be completed prior to Oncor’s acquisition of InfraREIT. The asset exchange transaction is structured for tax purposes as a like-kind exchange.

As a result, upon closing of both transactions, Oncor will own all of InfraREIT’s existing transmission system excluding the South Texas assets and will also own the Golden Spread Project and certain other assets currently owned by Sharyland; and Sharyland will own SDTS’s South Texas assets and will operate as an independent utility.

We expect to continue to pay our regular quarterly dividends of $0.25 per share through the closing of the transactions. This will include a pro-rated dividend for any partial quarter prior to the closing.

Under the merger agreement, InfraREIT has 30 days from today to solicit alternative proposals from third parties under the terms of a “go-shop” provision. The press release that we issued this morning provides additional details regarding the “go-shop” process and timeline, and we recommend that you also review the press release and other reports that we have filed or that we file in the future with the SEC.

The closing of the acquisition by Oncor is dependent upon and will be subject to several closing conditions, including approval by the Public Utility Commission of Texas (the “PUCT”), and other entities. After receiving all required approvals, our expectation is that the transactions will close by mid-2019.

October 18, 2018

Turning to slide 3, after our Board of Directors received a proposal from Oncor, the Conflicts Committee, with the assistance of its independent financial and legal advisors, conducted a thorough review of Oncor’s proposal, in tandem with its review of various De-REIT alternatives. After discussions and negotiations with Oncor, Hunt, and Sharyland over a period of time, the Conflicts Committee and the Board of Directors determined that the transactions with Oncor are in the best interest of stockholders. The all-cash acquisition of InfraREIT offers an attractive valuation compared to InfraREIT’s stand-alone alternatives. Additionally, Oncor is a highly-regarded utility and operates the largest distribution and transmission system in the state of Texas; Oncor’s standing and its geographic proximity to InfraREIT’s system will benefit a wide range of stakeholders.

Slide 4 provides a more detailed description of the transaction with each party.

First, with respect to the asset exchange with Sharyland and agreements with Hunt:

Our subsidiary, SDTS, will exchange with Sharyland our South Texas assets, which consist of the McAllen system and the DC Tie. In return, SDTS will receive Sharyland’s Golden Spread Project located in the Texas Panhandle, Sharyland’s Participation Agreement for the LP&L Project and certain other development projects and related assets outside of South Texas. This will provide SDTS with the right, following the asset exchange, to fund, construct and own Sharyland’s portion of the LP&L Project and these other development projects. Any difference in the net book value of the assets exchanged at the time of closing will be paid in cash to the party receiving assets with the lower net book value.

Additionally, InfraREIT will pay a $40.5 million termination fee to Hunt for the termination of the management agreement, the development agreement, the leases with Sharyland as well as other affiliate contracts.

Second, with respect to the agreement to merge with Oncor:

Immediately following SDTS’s asset exchange with Sharyland, Oncor will purchase InfraREIT. In other words, after the closing of the transaction, Oncor will own and operate all of SDTS’s post-exchange assets.

An important point to recognize is that both the asset exchange with Sharyland and the merger with Oncor are mutually dependent upon one another and neither will become effective without the closing of the other.

October 18, 2018

Third, with respect to agreements with Hunt, Oncor and Sempra Energy:

Sempra Energy, which owns an indirect 80.25 percent interest in Oncor, has agreed to purchase a 50 percent ownership interest in Sharyland Holdings, which will own a 100 percent membership interest in Sharyland. Sharyland will continue as an independent utility and receive operation and maintenance services from Oncor.

Turning to Slide 5: as described in prior conference calls and investor presentations, InfraREIT benefits from a strong asset franchise that is located in the growing ERCOT market and is well-positioned to take advantage of the ongoing expansion of renewables in the Texas Panhandle and South Plains, as well as high growth in West Texas. However, several factors contributed to the Board of Directors reaching a decision to direct management in May 2018 to pursue De-REIT alternatives for the Company. Among other factors, as described on slide 5, the Company’s current REIT structure, the Tax Cuts and Jobs Act enacted by Congress in December 2017, and potential outcomes in our 2020 rate case are expected to negatively impact the Company’s financial outlook as a stand-alone company. The actual impacts from these and other factors would depend on timing, method of implementation and other considerations.

To further elaborate on these three factors that, among others, would impact a stand-alone scenario: First, as part of any De-REIT alternative, the Company would begin to record federal corporate income taxes on its income statement at a 21 percent tax rate. Second, given that the leases currently in effect reflect the 35 percent federal corporate income tax rate in place before the passage of the Tax Cuts and Jobs Act, repricing InfraREIT’s leases to implement the 21 percent federal corporate income tax allowance, while holding all other factors constant, would reduce net income attributable to InfraREIT, Inc. common stockholders by approximately $0.30 per share (pre-tax) per year. Third, along with any other factors that might be considered in our 2020 rate case, the Company’s allowed cost of debt would be reduced from the 6.73 percent rate currently recovered through rates, as our current weighted average interest rate is lower than 6.73 percent.

As reflected on slide 6, the Conflicts Committee considered several potential De-REIT alternatives, including analysis of a stand-alone plan that would involve InfraREIT completing an asset exchange with Sharyland (similar to what is included in today’s announcement) and InfraREIT remaining a stand-alone company. As part of this potential stand-alone alternative, InfraREIT would implement the asset exchange, convert from a REIT to a C-corporation and remain an independent company operating as a publicly traded C-corporation. This stand-alone plan would include the full

October 18, 2018

impacts of the Tax Cut and Jobs Act and an income tax allowance at the 21 percent rate along with assumptions about potential outcomes associated with the 2020 rate case (including adjusting the cost of debt recovered through rates) and the completion of the LP&L Project. Other key assumptions are listed on slide 11 in the appendix. The table on slide 6 shows the estimated EPS profile associated with this set of assumptions for this potential stand-alone alternative. As shown on the table, estimates for 2022 reflect the full year-run rate impact of this set of assumptions, including the implementation of rate case outcomes and the completion of the LP&L Project. Based on the assumptions for this stand-alone alternative for InfraREIT, the 2022 EPS mid-point estimate is $1.04 per share. Using the $21.00 per share offer price, that implies a 4-year forward price to earnings multiple of 20.2 times the mid-point of estimated 2022 earnings. The Conflicts Committee considered this analysis in its evaluation of the transactions being announced today.

Slide 7 summarizes the closing conditions and our estimated timeline.

The closing of the transaction is subject to the approval of InfraREIT’s stockholders, including the approval of a majority of shares held by stockholders other than Hunt. Additional information regarding a special meeting of InfraREIT’s stockholders will be provided in a proxy statement that will be filed by InfraREIT with the SEC by December 10, 2018. Additionally, the PUCT will need to approve several aspects of the transactions, including the asset exchange, Oncor’s purchase of InfraREIT and Sempra Energy’s indirect 50 percent ownership of Sharyland. Other regulatory approvals are also required, including Federal Energy Regulatory Commission approval, Hart-Scott-Rodino clearance and clearance from the Committee of Foreign Investment in the U.S., also known as CFIUS. Finally, certain lender consents, the closing of Sempra Energy’s indirect 50 percent investment in Sharyland and other customary closing conditions will be required. After the receipt of all required approvals, the transaction is expected to close by mid-2019.

In summary, we believe our acquisition by Oncor, a highly-regarded utility in Texas and the operator of the largest transmission and distribution system in the state, is in the best interest of our stockholders and benefits all stakeholders. We would like to thank you for your time today and your interest in InfraREIT.

October 18, 2018

Important Additional Information and Where to Find It

This communication relates to a proposed business combination between InfraREIT and Oncor. The proposed merger and the related agreement and plan of merger will be submitted to the Company’s stockholders for their consideration and approval. In connection with the proposed transaction, the Company will file a proxy statement with the SEC. This communication does not constitute a solicitation of any vote or proxy from any stockholder of the Company. Investors are urged to read the proxy statement carefully and, in its entirety, when it becomes available, as well as any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the proposed acquisition. The definitive proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s website, www.sec.gov. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investor Relations section of InfraREIT’s website, www.InfraREITInc.com, or by directing a written request to InfraREIT, Inc., Attention: Corporate Secretary, 1900 North Akard Street, Dallas, Texas 75201.

Participation in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement for its 2018 Annual Meeting of Stockholders filed with the SEC on March 22, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. These statements give the current expectations of the Company’s management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include the Company’s expectations regarding the consummation of the transactions described herein.

Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among other things, (a) the risk and uncertainties disclosed in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q filed with the SEC from time to time and (b) the following risks inherent in the transactions (in addition to others described elsewhere in this document and in the subsequent filings with the SEC): (1) failure to obtain the approval of the Company’s stockholders; (2) failure to obtain regulatory approval necessary to consummate the transactions or to obtain regulatory approvals on favorable terms and (3) delays in consummating the transactions or the failure to consummate the transactions.

October 18, 2018

Because the Company’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different and any or all of the Company’s forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risk and uncertainties. Many factors mentioned in this communication and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved.

# # #

InfraREIT Agrees to Acquisition by Oncor October 18, 2018

Safe Harbor Forward Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws about the business, financial performance, contracts, leases and prospects of InfraREIT, Inc. (InfraREIT or the Company). These statements give the current expectations of the Company’s management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this presentation include the Company’s expectations regarding the consummation of the transactions described in this presentation (referred to herein as the Transactions). Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among other things, (a) the risk and uncertainties disclosed in the Company’s Annual Report on Form 10-K and the Company’s quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) from time to time and (b) the following risks inherent in the Transactions (in addition to others described elsewhere in this document and in the subsequent filings with the SEC: (A) failure to obtain the approval of the Company’s stockholders; (B) failure to obtain regulatory approval necessary to consummate the Transactions or to obtain regulatory approvals on favorable terms and (C) delays in consummating the Transactions or the failure to consummate the Transactions. Because the Company’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different and any or all of the Company’s forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risk and uncertainties. Many factors mentioned in this presentation and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved. Any forward-looking statement made by the Company in this presentation is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law. Important Information for Investors This presentation relates to a proposed business combination between InfraREIT and Oncor. The proposed merger and the related agreement and plan of merger will be submitted to the Company’s stockholders for their consideration and approval. In connection with the proposed transaction, the Company will file a proxy statement with the SEC. This presentation does not constitute a solicitation of any vote or proxy from any stockholder of the Company. Investors are urged to read the proxy statement carefully and in its entirety when it becomes available, as well as any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the proposed acquisition. The definitive proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s website, www.sec.gov. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investor Relations section of InfraREIT’s website, www.InfraREITInc.com, or by directing a written request to InfraREIT, Inc., Attention: Corporate Secretary, 1900 North Akard Street, Dallas, Texas 75201. Participation in the Solicitation The Company and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement for its 2018 Annual Meeting of Stockholders filed with the SEC on March 22, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. .

Transaction Overview Sale and Asset Exchange InfraREIT signed a definitive agreement to be acquired by Oncor Electric Delivery Company (Oncor): $21.00 per share in cash, valued at $1.275 billion Oncor will also assume InfraREIT’s net debt, which was approximately $940 million as of June 30, 2018 The $21.00 share price represents an 18 percent premium to InfraREIT’s unaffected share price of $17.79 on January 12, 2018, the last trading day before Hunt announced that it was pursuing alternative arrangements between itself and InfraREIT In conjunction with the sale, InfraREIT’s regulated subsidiary (SDTS) signed a definitive agreement with its tenant, Sharyland, to exchange assets prior to Oncor’s acquisition of InfraREIT, resulting in Sharyland owning all of InfraREIT’s assets in South Texas, and InfraREIT owning Sharyland’s assets in the Texas Panhandle and West Texas InfraREIT expects to continue paying regular quarterly dividends of $0.25 per share through the closing of the transaction 30-day customary “go-shop” provision SDTS, Sharyland and Oncor are required to file a Sale-Transfer-Merger application (STM) with the Public Utility Commission of Texas (PUCT) no later than November 30, 2018 After receiving all required approvals, the transactions are expected to close by mid-2019

Transaction Process and Benefits Sale and Asset Exchange After receipt of a proposal from Oncor and in tandem with reviewing various De-REIT alternatives, InfraREIT’s Board of Directors and Conflicts Committee conducted a thorough process to review Oncor’s proposal The Conflicts Committee engaged independent financial and legal advisors to assist in reviewing De-REIT alternatives and Oncor’s proposal; negotiations with Oncor, Hunt and Sharyland occurred over a period of time After reviewing alternatives and InfraREIT’s prospects on a stand-alone basis, the Conflicts Committee and the Board of Directors determined that the transactions are in the best interest of stockholders Oncor’s proposal provides InfraREIT’s stockholders with: Attractive valuation compared to the Company’s stand-alone alternatives All-cash transaction Quarterly dividends of $0.25 expected to be paid through closing, including a pro-rated dividend for any partial quarter prior to the closing 18 percent premium to InfraREIT’s unaffected share price of $17.79 on January 12, 2018, the last trading day prior to Hunt’s announcement that it was pursuing alternative arrangements between itself and the Company Alignment with a strong counterparty: Oncor is a highly-regarded utility in Texas and operates the largest distribution and transmission system in the state

Transaction Details Definitive Agreements Asset Exchange and Agreements with Hunt: SDTS to exchange its South Texas assets with Sharyland; in return, SDTS to receive Sharyland’s Golden Spread Project located in the Texas Panhandle, Sharyland’s Lubbock Power & Light interconnection (LP&L Project) and certain other development projects and related assets. The difference in the net book value of the exchanged assets will be paid in cash at closing Sharyland and SDTS have agreed to terminate their existing leases regarding InfraREIT’s assets upon closing of the asset exchange $40.5 million termination fee paid to Hunt for the termination of the management agreement, the development agreement with Hunt, the leases as well as all other affiliate contracts. The amount is consistent with the termination fee that is contractually required under the management agreement Oncor Merger: Following the Asset Exchange, Oncor will acquire InfraREIT and all of its assets and assume all liabilities of InfraREIT Upon closing of the transaction, Oncor will own and operate all of SDTS’s post-asset exchange assets The Asset Exchange and Oncor Merger are mutually dependent on one another and neither will become effective without the other Agreements among Hunt, Oncor and Sempra Energy: Sempra Energy, which owns an indirect 80.25 percent interest in Oncor, has agreed to purchase a 50 percent ownership interest in Sharyland Holdings, which will own a 100 percent membership interest in Sharyland Sharyland will continue as an independent utility and receive O&M services from Oncor

Catalysts for Pursuit of De-REIT Alternatives and Analysis of Future Prospects as a Stand-Alone Company InfraREIT benefits from a strong asset franchise in the growing ERCOT market that is well-positioned to take advantage of the ongoing expansion of renewables in the western areas of the state and high growth in West Texas However, the REIT structure, the Tax Cuts and Jobs Act, and potential outcomes in the 2020 rate case negatively impact the Company’s financial outlook as a stand-alone, independent company As part of any De-REIT alternative, the Company would begin to record book federal corporate income taxes on its income statement at a 21 percent income tax rate Repricing InfraREIT’s leases to implement the 21 percent federal corporate income tax allowance, while holding all other inputs constant, would reduce net income attributable to InfraREIT, Inc. common stockholders per share (EPS) by approximately $0.30 (pre-tax) per year During the 2020 rate case, the Company’s allowed cost of debt would be adjusted relative to the 6.73 percent cost of debt currently recovered through rates The Company’s review of De-REIT alternatives, including the announced transactions, considered multiple factors, including those listed above. Actual impacts from these factors would depend upon timing, method of implementation and other considerations

Estimated Financial Outlook for A Potential Alternative as a Stand-Alone Company The Company’s analysis of Oncor’s proposal included consideration of potential alternatives, including a stand-alone plan that involves InfraREIT completing an asset exchange with Sharyland (similar to what is included in today’s announcement) and InfraREIT remaining an independent, stand-alone company. The potential stand-alone plan produces the following estimated EPS profile: 2020E 2021E 2022E EPS $1.08 - $1.16 $0.80 - $0.88 $1.00 - $1.08 Rate Case Effective 2022E EPS provides a full-year run-rate view of this potential stand-alone alternative following the implementation of the potential outcomes of the 2020 rate case and the completion of the LP&L Project in 2021 LP&L Project Completed

Approvals and Timeline to Completion The closing of the transactions will be subject to a number of closing conditions, including: PUCT approval of transactions, including: The exchange of assets between SDTS and Sharyland; The acquisition of InfraREIT by Oncor; and Sempra Energy’s indirect 50 percent investment in Sharyland Other necessary regulatory approvals, including Federal Energy Regulatory Commission (FERC) approval, Hart-Scott-Rodino clearance and the Committee on Foreign Investment in the United States (CFIUS) clearance; Stockholder approval; Certain lender consents; and Closing of Sempra’s indirect 50 percent investment in Sharyland and other customary closing conditions After the receipt of all required approvals, the transaction is expected to close by mid-2019

Appendix

InfraREIT’s Transmission Assets (After the Asset Exchange With Sharyland) LUBBOCK LP&L Integration (Development) InfraREIT Post Asset Exchange

Potential Stand-Alone Plan Assumptions The Company’s analysis of Oncor’s proposal included consideration of potential alternatives, including a stand-alone plan that involves InfraREIT completing an asset exchange with Sharyland (similar to what is included in today’s announcement) and InfraREIT remaining an independent company. Key assumptions for the financial forecast relating to this stand-alone plan include: Like-kind asset exchange between InfraREIT and Sharyland. InfraREIT receives the Golden Spread Project, Sharyland receives InfraREIT’s assets in South Texas. The difference in net book value of the exchanged assets will be paid in cash at closing InfraREIT conversion to a C-corporation, following which the Company would begin to record book federal corporate income taxes on its income statement at a 21 percent income tax rate InfraREIT makes a $40 million payment to Hunt to terminate the management agreement, the development agreement, the leases with Sharyland, and all other agreements between InfraREIT and either Hunt or Sharyland Following the lease terminations, InfraREIT’s go-forward revenues reflect a 21 percent corporate income tax allowance (relative to a 35 percent corporate income tax allowance in current lease revenue) Implementation of 2020 rate case (2019 test year) outcome starting on January 1, 2021; rate case outcomes include an update to the currently allowed cost of debt of 6.73 percent, among other changes Two TCOS filings during 2019, one during 2020 and two during 2021 Capital expenditures equal to InfraREIT’s footprint capex, $195 million for the LP&L Project in 2020 and 2021 and $20 million per year of generation interconnections for 2020-2022. LP&L Project assumed to be placed in service during Q3 2021. No future development agreement with Hunt Maintain targeted consolidated debt to capitalization ratio of 60% Execute approximately $100 million share repurchase program beginning in 2019 All transactions occur as of January 1, 2019

Debt Obligations and Liquidity $ millions Long-Term Debt (rate / maturity) Outstanding As of June 30, 2018 TDC – Senior Secured Notes (8.50% / December 30, 2020) $ 15.6 SDTS – Senior Secured Term Loan (3.34% / June 5, 2020) 200.0 SDTS – Senior Secured Notes, Series A (3.86% / December 3, 2025) 400.0 SDTS – Senior Secured Notes, Series B (3.86% / January 14, 2026) 100.0 SDTS – Senior Secured Notes (7.25% / December 30, 2029) 39.5 SDTS – Senior Secured Notes (6.47% / September 30, 2030) 90.4 Total $ 845.5 Liquidity Facilities Amount Outstanding As of June 30, 2018 Available InfraREIT Partners Revolver $ 75.0 $ — $ 75.0 SDTS Revolver 250.0 99.5 150.5 Total $ 325.0 $ 99.5 $ 225.5 Cash (as of June 30, 2018) 2.1 Total Available Liquidity $ 227.6

Current InfraREIT Structure



1. SDTS owns the regulated assets and leases them to Sharyland
2. Sharyland provides regulated services to, and collects rate-regulated revenue from other utilities
3. Sharyland makes regular lease payments to SDTS



Stockholders
Hunt Consolidated, Inc.(1) (2)
Hunt Family
InfraREIT, Inc. NYSE:HIFR (InfraREIT) (1) (2)
74.2%
25.8%
Ownership (3)
Hunt Manager
Hunt Developer
InfraREIT Partners, LP (Operating Partnership)(1) (2)
100%
100%
Transmission and Distribution Company, L.L.C. (TDC)
Member (4)
1
SDTS
Sharyland (2)
3
2
Other Utilities

(1) Parties to the management agreement
(2) Parties to the development agreement
(3) Represents Hunt Transmission Services, L.L.C. (limited partner of the Operating Partnership, shareholder of InfraREIT and Hunt Developer)
(4) Sharyland is the managing member of SDTS; however, Sharyland's economic interest in SDTS is de minimis, and Sharyland has delegated to InfraREIT some of its managing member authority and obligations pursuant to a delegation agreement
(5) Percentages as of June 30, 2018

12
InfraREIT